                                                                     EXHIBIT 4.2

THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.


                              PCSUPPORT.COM, INC.

                                 COMMON STOCK
                               PURCHASE WARRANT



     1.   Issuance.  For value received, the receipt of which is hereby
          --------
acknowledged by PCSupport.com, Inc., a Nevada corporation (the "Company"), ________________, or registered assigns (the "Holder"), is hereby granted the right to purchase, at any time until March ___, 2001 (the "Expiration Date," subject to Section 6.2), ______________ fully paid and nonassessable shares of the Company's common stock, par value $.001 (the "Common Stock"), at the exercise price of $2.00 per share (the "Exercise Price"), subject to adjustments as set forth in Section 6 hereof.

     2.   Exercise of Warrants.
          --------------------

          2.1  Payment of Exercise Price; Cashless Exercise.  This Warrant is
               --------------------------------------------
exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check. The Holder may also elect a "cashless" exercise, in which

               X =  (M - P) * N
                    -----------
                        M

          X is the number of shares of Common Stock to be received by the Holder upon the "cashless" exercise;

          M is the fair market value of a share of Common Stock on the date of exercise. If the stock is regularly quoted on a recognized securities market, its fair market value shall be the closing price of the Common Stock on the date of exercise; however, if no closing price is available, then the average of the high bid and low asked price on that day will be used. In the absence of an established market, the fair market value shall be determined in good faith by the Company's Board of Director;

          P is the Exercise Price; and

          N is the number of shares submitted for cashless exercise, with the maximum number being the shares subject to this Warrant.

          2.2  Procedure for Exercise.  Upon surrender of this Warrant with the
               ----------------------
annexed Notice of Exercise Form duly executed, together with payment of the Exercise Price for

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the shares of Common Stock purchased, the Holder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

     3.   Reservation of Shares.  The Company hereby agrees that at all times
          ---------------------
during the term of this Warrant there shall be reserved for issuance upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant (the "Warrant Shares").

     4.   Mutilation or Loss of Warrant.  Upon receipt by the Company of
          -----------------------------
evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor and date and any such lost, stolen, destroyed or mutilated Warrant shall thereupon become void.

     5.   No Rights as Shareholder.  The Holder shall not, by virtue hereof, be
          ------------------------
entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

     6.   Effect of Certain Transactions
          ------------------------------

          6.1  Adjustments for Stock Splits, Stock Dividends Etc.  If the number
               -------------------------------------------------
of outstanding shares of Common Stock of the Company are increased or decreased by a stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like, the Exercise Price and the number of shares purchasable pursuant to this Warrant shall be adjusted proportionately so that the ratio of (i) the aggregate number of shares purchasable by exercise of this Warrant to (ii) the total number of shares outstanding immediately following such stock split, reverse stock split, stock dividend, stock combination, recapitalization or the like shall remain unchanged, and the aggregate purchase price of shares issuable pursuant to this Warrant shall remain unchanged.

          6.2  Expiration Upon Certain Transactions.  If at any time the Company
               ------------------------------------
proposes to engage in (i) an initial public offering of the Company's Common Stock with an offering price at or above the Exercise Price, as adjusted or (ii) a merger or consolidation of the Company in which the Company will not survive, in which holders of the Company's Common Stock will receive consideration at or above the Exercise Price, as adjusted, then this Warrant will terminate 10 days from the Holder's receipt of written notice from the Company of its intention to complete such a transaction. The Holder may exercise this warrant within the 10 day period pursuant to Section 2.

          6.3  Adjustments for Reorganization, Mergers, Consolidations or Sales
               ----------------------------------------------------------------
of Assets.  If at any time there is a capital reorganization of the Common Stock
---------
(other than a recapitalization, combination, or the like provided for elsewhere in this Section 6) or merger or consolidation of the Company with another corporation (other than one covered by Section 6.2(ii)), or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant (and only to the extent this Warrant is exercised), the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock, or other securities, deliverable upon the exercise of this Warrant would otherwise have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustments shall be made in the application of the provisions of this Section 6 (including adjustment of the Exercise Price then in effect and number of Warrant Shares purchasable upon exercise of this Warrant) which shall be applicable after such events.

     7.   Transfer to Comply with the Securities Act.  This Warrant has not been
          ------------------------------------------
registered under the Securities Act of 1933, as amended, (the "Act") and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this Section.

     8.   Notices.  Any notice or other communication required or permitted
          -------
hereunder shall be in writing and shall be delivered personally or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, or if mailed, two days after the date of deposit in the United States mails, as follows:

          If to the Company, to:

               PCSupport.com, Inc.
               Suite 280, 4400 Dominion Street
               Burnaby, British Columbia, Canada
               Attention:  David W. Rowat, Vice President,
               Finance and Business Development

          With a copy to:

               Troy & Gould Professional Corporation
               1801 Century Park East, 16th Floor
               Los Angeles, CA 90067
               Attention:  Sanford J. Hillsberg, Esq.

          If to the Holder, to:

               [Insert address.]

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this Section.

     9.   Supplements and Amendments; Whole Agreement.  This Warrant may be
          -------------------------------------------
amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof, and there are no representations, warranties, agreements or understandings other than expressly contained herein.

     10.  Governing Law.  This Warrant shall be deemed to be a contract made
          -------------
under the laws of the State of Nevada and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

     11.  Counterparts.  This Warrant may be executed in any number of
          ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     12.  Descriptive Headings.  Descriptive headings of the several Sections of
          --------------------
this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                           [Signature page follows.]

     IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of March __, 2000.

                               PCSUPPORT.COM, INC.



                               By:___________________________________
                               Name:
                               Title:

                         NOTICE OF EXERCISE OF WARRANT


     The undersigned hereby irrevocably elects to exercise the right, represented by the Warrant dated as of _______________________________ to purchase _____________ shares of the Common Stock of PCSupport.com, Inc., and tenders herewith payment in accordance with Section 2 of the Common Stock Purchase Warrant.

     Please deliver the stock certificate to:
     ______________________________________
     ______________________________________
     ______________________________________



Dated:____________________



By:_______________________


CASH: $_____________________

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